EX-99.e.1.ii

AMENDMENT NO. 7 TO
SCHEDULE I
TO THE DISTRIBUTION AGREEMENT

AS OF APRIL 26, 2024

This Schedule to the Distribution Agreement between Delaware VIP Trust and Delaware Distributors, L.P. originally entered into as of May 20, 2003 and amended and restated on January 4, 2010 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Class.

Series Name	Class Names	Total 12b-l Plan Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Portion designated as Service Fee Rate (per annum of the Series’ average daily net assets represented by shares of the Class)	Effective Date
Macquarie VIP Emerging Markets Series (formerly, Delaware VIP Emerging Markets Series)	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Macquarie VIP Small Cap Value Series (formerly, Delaware VIP Small Cap Value Series)	Standard Class	N/A		April 19, 2001
	Service Class	.30%		April 19, 2001
Macquarie VIP Fund for Income Series (formerly, Delaware VIP Fund for Income Series)	Standard Class	N/A		July 19, 2019
	Service Class	.30%		March 10, 2022
Macquarie VIP Growth Equity Series (formerly, Delaware VIP Growth Equity Series)	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Macquarie VIP Growth and Income Series (formerly, Delaware VIP Growth and Income Series)	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Macquarie VIP Opportunity Series (formerly, Delaware VIP Opportunity Series)	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Macquarie VIP Limited Duration Bond Series (formerly, Delaware VIP Limited Duration Bond Series)	Standard Class	N/A		July 19, 2019
	Service Class	N/A		July 19, 2019
Macquarie VIP Total Return Series (formerly, Delaware VIP Total Return Series)	Standard Class	N/A		July 19, 2019
	Service Class	.30%		July 19, 2019
Macquarie VIP Investment Grade Series (formerly, Delaware VIP Investment Grade Series)	Standard Class	N/A		July 19, 2019
	Service Class	.30%		July 19, 2019

DELAWARE DISTRIBUTORS, L.P.

DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ Richard Salus
Name:	Richard Salus
Title:	Senior Vice President and Global Head of Fund Services

DELAWARE VIP TRUST
on behalf of the Series listed on Schedule I

By:	/s/ Shawn K. Lytle
Name:	Shawn K. Lytle
Title:	President and Chief Executive Officer